Exhibit 99.5


            This ADMINISTRATION AGREEMENT dated as of ______ __, 2002 (this "Agreement") among SLC STUDENT LOAN TRUST-I, a Delaware business trust (the "Issuer"), BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee") and THE STUDENT LOAN CORPORATION, a Delaware corporation, as administrator (the "Administrator").

                              W I T N E S S E T H :

            WHEREAS, the Issuer was formed pursuant to the trust agreement, dated December 20, 2001, by and between the SLC Student Loan Receivables I, Inc., a Delaware corporation, as depositor (the "Depositor") and Wilmington Trust Company, a Delaware banking association, as owner trustee (the "Owner Trustee"), as amended and restated by the Amended and Restated Trust Agreement, dated as of ______ __, 2002 (the "Trust Agreement"), by and between the Depositor and the Owner Trustee;

            WHEREAS, the Trust will from time to time issue and sell series of student loan asset-backed notes (the "Notes") pursuant to the Indenture, (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein);

            WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, including the Indenture, any Supplemental Indentures, the Loan Sale and Contribution Agreement (Depositor to Trust);

            WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Eligible Lender Trustee are required to perform certain duties in connection with the Notes and the Collateral therefor pledged pursuant to the Indenture;

            WHEREAS, the Issuer, the Owner Trustee and the Eligible Lender Trustee desire to have the Administrator perform certain of the duties of the Issuer, the Owner Trustee and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the other Basic Documents as the Issuer, the Owner Trustee and the Eligible Lender Trustee may from time to time request; and

            WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            Section 1. Representations of the Administrator. The Administrator makes the following representations on which the Issuer, the Owner Trustee and the Eligible Lender Trustee and any Swap Counterparties are deemed to have relied. The representations speak as of the execution and delivery of this Agreement and shall be deemed to be made on each of the Closing Dates and shall survive the periodic sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Administrator is a Delaware corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) Power and Authority of the Administrator. The Administrator has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

            (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

            (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties. Performance by the Administrator with the terms hereof and with the transactions contemplated by this Agreement shall not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Financed Student Loan by the applicable Guarantor.

            (e) No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents to which the Administrator is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or
(iv) seeking to affect adversely the federal or state income tax attributes of the Issuer or the Notes.

            (f) All Consents. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of its duties as contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

            Section 2. Duties of the Administrator.

            (a) Duties with Respect to the Basic Documents. The Administrator shall perform all its duties as Administrator and the duties of the Issuer under the Basic Documents. In addition, the Administrator shall consult with the Owner Trustee and the Eligible Lender Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Basic Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee and the Eligible Lender Trustee when action is necessary to comply with the Issuer's duties under the Basic Documents. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture or any Supplemental Indenture, including such of the foregoing as are required with respect to the following matters (references below in this subsection (a) being to sections of the Indenture):

                  (A) the duty to cause books for the registration and for the transfer of the Notes to be kept by the Indenture Trustee which has been appointed the transfer agent of the Issuer for the Notes (Section 2.03);

                  (B) the preparation of or obtaining of the documents and
            instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.05);

                  (C) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of any Financed Student Loans from the lien of the Indenture (Section 5.08);

                  (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for a transfer of the Notes (Section 2.03);

                  (E) the obtaining and preservation of the Issuer's
            qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, and each other instrument and agreement included in the Indenture Trust Estate (Section 4.13);

                  (F) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments necessary to protect the Indenture Trust Estate (Section 4.04);

                  (G) the duty to cause the diligent enforcement of all of the terms, covenants and conditions of the Servicing Agreement and, if any Servicer Default arises from the failure of the Servicer to perform any of its duties under the Servicing Agreement, the taking of all reasonable steps available to remedy such failure; (Section 4.05);

                  (H) the preparation of or obtaining documents and instruments required with respect to the execution of Supplemental Indentures and the mailing to the Noteholders, each Rating Agency and any Swap Counterparties of notices with respect to such Supplemental Indentures (Sections 8.01, 8.02 and 8.04);

                  (I) the compliance with any written directive of the Indenture
            Trustee with respect to the sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 6.04);

                  (J) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable State agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies and the transmission of such summaries to the Noteholders (Section 4.16);

                  (K) the filing of the Indenture, if applicable (Section 7.03);

                  (L) the preparation and delivery of monthly statements to the
            Note Owners to the Indenture Trustee and to the Rating Agencies, for the Indenture Trustee to forward within five (5) days of receipt to each Registered Owner (Section 12.04);

                  (M) the preparation and obtaining of documents and instruments required by the Eligible Loan Acquisition Certificate (Exhibit A);

            The Administrator shall provide to the Owner Trustee and the Eligible Lender Trustee a list of jurisdictions in which the Issuer is required to be licensed.

            (b) Duties with Respect to the Issuer.

            (i) In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the [request of the Eligible Lender Trustee shall take all appropriate action that is the duty of the Issuer to take pursuant to the Basic Documents.] In furtherance thereof, the Eligible Lender Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Eligible Lender Trustee and the Issuer for the purpose of executing on behalf of the Eligible Lender Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to
      Section 9 of this Agreement, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee or the Issuer and are reasonably within the capability of the Administrator.

            (ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Rating Agencies and the Servicer, an Officers' Certificate of the Administrator containing all the information necessary:

                  (A) to pay the Department any Consolidation Fees due and
            payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments, which Officers' Certificate shall be delivered on the date that is three (3) Business Days prior to the date such fees are to be remitted to the Department;

                  (B) to pay the Depositor, pursuant to Section 2 of the Loan
            Sale and Contribution Agreement, on each Transfer Date, the purchase amount for Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date;

                  (C) to pay the Servicer the Servicing Fee due on each Monthly
            Payment Date; and

                  (D) to make all the distributions required by Sections 2(d),
            2(e) and 2(h) to be delivered on each Determination Date.

            (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer or the Noteholders than would be available from unaffiliated parties.

            (c) Establishment and Maintenance of Trust Accounts.

            (i) The Administrator, for the benefit of the Issuer, shall establish and maintain with the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Acquisition Fund"). The Acquisition Fund will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

            (ii) The Administrator, for the benefit of the Issuer, shall establish and maintain with the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Revenue Fund"). The Revenue Fund will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

            (iii) The Administrator shall establish and maintain at the Indenture Trustee an Eligible Deposit Account in the name of the Trust (the "Reserve Fund"). The Reserve Fund will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

            (iv) Funds on deposit in the Acquisition Fund, the Revenue Fund and the Reserve Fund (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer.

            (v) The Administrator shall establish separate from the Trusts Accounts a fund that shall not be security for the Indenture (the "Operating Fund"). The Operating Fund shall be funded by transfers from the Revenue Fund and the Acquisition Fund and shall be used to pay the Program Expenses of the Trust.

            (vi) (A)The Indenture Trustee, on behalf of the Noteholders and any Swap Counterparties, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and any Swap Counterparties. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within ten
      (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee and any Swap Counterparties in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                  (B) With respect to the Trust Account Property, the Indenture
            Trustee agrees, by its acceptance hereof, that:

                        (1) any Trust Account Property that is held in deposit
                  accounts shall be held solely in Eligible Deposit Accounts and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                        (2) any Trust Account Property that constitutes Physical
                  Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery;"

                        (3) any Trust Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of "Delivery"; and

                        (4) any Trust Account Property that is an
                  "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery."

                  (C) The Administrator shall have the power, revocable for
            cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Eligible Lender Trustee to carry out their respective duties under the Servicing Agreement and the Trust Agreement, permitting the Indenture Trustee to carry out its duties under the Indenture and withdrawing any amounts deposited in error into such accounts.

            (vii) On each Determination Date, the Administrator shall calculate all amounts required to determine the amounts to be deposited in the Revenue Fund and the other Trust Accounts and the amounts to be distributed therefrom on the Monthly Payment Date or other dates from which amounts therein are to be distributed.

            (d) [Withdrawals from the Acquisition Fund] - to come

            (e) Withdrawals from the Revenue Fund. The Administrator shall instruct the Indenture Trustee in writing to make withdrawals from amounts deposited in the Revenue Fund at the following times and for the following purposes, and the Indenture Trustee shall comply with such instructions:

            (i) from time to time to pay the Department any Consolidation Fees due and payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments;

            (ii) on each Transfer Date to pay to the Depositor, pursuant to
      Section 2 of the Loan Sale and Contribution Agreement, the aggregate purchase amount for Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date;

            (iii) to prepay in full any Add-on Consolidation Loan;

            (iv) to pay to the Servicer, the Servicing Fee with respect to the preceding calendar month and all unpaid Servicing Fees from prior months by 11:00 a.m. (New York time), to the extent of available funds for such Monthly Payment Date in the Revenue Fund;

            (v) to pay the Administrator the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months.

            (f) Reserve Fund.

            (i) With respect to any amount in the Reserve Fund on any Monthly Payment Date, after giving effect to all deposits thereto and withdrawals therefrom, the Administrator shall instruct the Indenture Trustee to deposit the required amount into the Reserve Fund, if any, as specified in each Supplemental Indenture.

            (ii) On each Monthly Payment Date, to the extent funds in the Revenue Fund are insufficient to make payment of the interest then due on the Notes, the amount of the deficiency shall be paid directly from the Reserve Fund, after any transfers from the Acquisition Fund.

            (iii) Funds in the Reserve Fund may be used to pay principal on the Notes only on the date of their maturity. Funds in the Reserve Fund may also be used to fund Add-on Consolidation Loans in the Trust within one hundred and eighty (180) days after the date the Financed Student Loans were originated.

            (iv) At the direction of the Administrator, the Indenture Trustee will restore the Reserve Fund to the level specified in the related prospectus supplement by transfers from the Revenue Fund up to the maximum transfer amount specified in the related prospectus supplement. If the full amount required to restore the Reserve Fund to the required level is not available in the Revenue Fund on the next note payment date, the Administrator shall require the Indenture Trustee to continue to transfer funds from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated up to the maximum transfer amount.

            (v) On any day that the amount in the Reserve Fund exceeds the required level for any reason, the Administrator shall instruct the Indenture Trustee to transfer the excess to the Revenue Fund.

            (vi) Following the payment in full of the aggregate outstanding principal amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to Noteholders, the Seller, the Servicer or the Administrator and the termination of the Trust, any amount remaining on deposit in the Reserve Fund shall be distributed to the Depositor.

            (vii) In the event that the Servicing Fee for any Monthly Payment Date exceeds the amount distributed to the Servicer, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Fund on each Monthly Payment Date an amount equal to such excess and to distribute such amount to the Servicer.

            (g) Statements to Noteholders. On each Determination Date preceding a Monthly Payment Date, the Administrator shall provide to the Indenture Trustee and any Swap Counterparties (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Monthly Payment Date to each Noteholder of record a statement substantially in the form of Exhibit B setting forth at least the following information as to the Notes:

                  (A) the amount of such distribution allocable to principal of the Notes and the amount thereof attributable to Reserve Fund;

                  (B) the amount of the distribution allocable on such Monthly
            Payment Date to interest on Senior Notes;

                  (C) the amount of the distribution allocable on such Monthly
            Payment Date to interest on Subordinate Notes;

                  (D) the amount of the Servicing Fee paid to the Servicer on such Monthly Payment Date, including a breakdown of the components of the Servicing Fee attributable to each of the items specified in
            Section 3 of the Servicing Agreement and for each Monthly Payment Date;

                  (E) the amount of the Administration Fee paid to the
            Administrator on such Monthly Payment Date;

                  (F) the balance of the Reserve Fund on such Monthly Payment
            Date, after giving effect to changes therein since the preceding Monthly Payment Date; and

                  (G) the number and principal balance of Financed Student Loans and a breakdown by number and principal balance of Financed Student Loans, by school type, interest rate and loan program.

Each amount set forth pursuant to clauses (A), (B) and (C) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

            (h) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee and any Swap Counterparties of the proposed action and Eligible Lender Trustee shall have consented to it. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

            (i) the amendment of or any supplement to the Indenture;

            (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Financed Student Loans);

            (iii) the amendment, change or modification of the Basic Documents;

            (iv) the appointment of successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Indenture Trustee of its obligations under the Indenture; and

            (v) the removal of the Indenture Trustee.

            (i) The Administrator may, from time to time, direct the Trust to enter into Swap Agreements or amendments to Swap Agreements substantially in the form attached hereto as Exhibit C, provided that (1) the Rating Agency Swap Condition is satisfied with respect to such Swap Agreement and (2) after entering into such Swap Agreement or amendment to such Swap Agreement, the notional amount of all of Swap Agreements to which the Trust is a party is less than or equal to the outstanding principal balance of the Notes.

            Section 3. Annual Statement as to Compliance. (a) The Administrator shall deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties, on or before [_______] of each year beginning [_______], an Officers' Certificate of the Administrator dated as of [_______] of such year, stating that (i) a review of the activities of the Administrator during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to [_______]) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officer's Certificate and each report referred to in Section 4 to the Rating Agencies. A copy of such Officers' Certificate and each report referred to in
Section 4 may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Indenture Trustee that such Person is one of the foregoing parties.

            (b) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Rating Agencies and any Swap Counterparties, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under
Section 12.

            Section 4. Annual Independent Certified Public Accountants'
Report. The Administrator shall cause a firm of independent certified public accountants, which may also render other services to the Administrator, to deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties on or before [_______] of each year beginning [_______], a report addressed to the Administrator and to the Seller, the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties (which report may be combined with other reports required to be delivered by such accountants to the Administrator, the Eligible Lender Trustee and the Indenture Trustee under the Basic Documents), to the effect that such firm has examined certain documents and records relating to the administration of the Financed Student Loans and of the Trust during the preceding fiscal year ended [_______] (or, in the case of the first such report, during the period from the Closing Date to [_______]) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that the administration of the Trust was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

            Such report will also indicate that the firm is independent of the Administrator within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

            Section 5. Administrator Expenses. The Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Administrator and expenses incurred in connection with distributions and reports to the Noteholders and any Swap Counterparties.

            Section 6. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

            Section 7. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Administration Fee payable monthly in arrears on each Monthly Payment Date which shall be solely an obligation of the Issuer and payable solely as provided herein.

            Section 8. Additional Information to Be Furnished. The Administrator shall furnish to the Issuer and any Swap Counterparties from time to time such additional information regarding the Collateral as the Issuer or any Swap Counterparties shall reasonably request. Following the time, if any, that any Swap Counterparties' counterparty ratings fall below ["A3", "A-"] or their equivalent, upon request of a Rating Agency, the Administrator shall furnish to such Rating Agency, cashflow projections for the Trust.

            Section 9. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

            Section 10. No Joint Venture. Nothing contained in this Agreement
(i) shall constitute the Administrator and the Issuer or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

            Section 11. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

            Section 12. Administrator Default. If any one of the following events (each, an "Administrator Default") shall occur and be continuing:

            (a) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for five (5) Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

            (b) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement or any other Basic Documents, which failure shall
(i) materially and adversely affect the rights of Noteholders and (ii) continues unremedied for a period of sixty (60) days after the date of discovery of such failure by an officer of the Administrator or on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders, representing not less than 25% of the Outstanding Amount of the Notes; or

            (c) an Insolvency Event occurs with respect to the Administrator; or

            (d) any representation or warranty made by the Administrator hereunder or under any other Basic Document, or in any certificate furnished hereunder or under any Basic Document, shall prove to be untrue or incomplete in any material respect;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee, or the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee, the Issuer, the Eligible Lender Trustee and the Swap Counterparty if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 24 hereof) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 13; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee, the Issuer and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with such transfer of responsibilities and amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies and any Swap Counterparties.

            Section 13. Appointment of Successor. (a) Upon receipt by the Administrator of notice of termination pursuant to Section 12, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until a successor Administrator has accepted and assumed the responsibilities of the Administrator and, in the case of resignation, until the later of (x) the date one hundred and twenty (120) days from the delivery to the Issuer, the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Administrator shall become legally unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination hereunder of the Administrator, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee (with prior written notice to any Swap Counterparties ) shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, as the successor to the Administrator under this Agreement and the Administration Agreement, any established institution the regular business of which includes the servicing or administration of student loans.

            (b) Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless the Swap Counterparties, if any, give their prior written consent and such compensation arrangements will not result in a downgrading of the Senior Notes or the Subordinate Notes by any Rating Agency), and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

            (c) The Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Issuer and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the Basic Documents.

            Section 14. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement to the extent provided in such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

            Section 15. Notices. Any notice, report or other communication given hereunder shall be in writing (or in the form of facsimile notice, followed by written notice) and addressed as follows:

            (a)   if to the Issuer, to

                  SLC Student Loans Trust-I
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention:  Corporate Trust Administration
                  Telephone:  (203) 975-6112


            (b)   if to the Eligible Lender Trustee, to

                  Bankers Trust Company
                  100 Plaza One
                  Jersey City, New Jersey 07311
                  Attention:  [___________________]
                  Telephone:  [___________________]
                  Facsimile:  [___________________]

            (c)   if to the Administrator, to

                  The Student Loan Corporation
                  750 Washington Boulevard
                  9th Floor
                  Stamford, CT 06901

                  Attention:  [___________________]
                  Telephone:  [___________________]
                  Facsimile:  [___________________]

                  with a copy to
                  [_______________________]
                  [_______________________]
                  Attention:  [___________________]
                  Telephone:  [___________________]
                  Facsimile:  [___________________]

            (d)   if to the Indenture Trustee, to

                  Bankers Trust Company
                  100 Plaza One
                  Jersey City, New Jersey 07311
                  Attention:  [___________________]
                  Telephone:  [___________________]
                  Facsimile:  [___________________]

            (e) if to any Swap Counterparties, to the address specified in any Swap Agreements or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

            Section 16. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, with the prior written consent of any Swap Counterparties, but without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee with the prior written consent of any Swap Counterparties and the Noteholders of at least a majority in the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of all Outstanding Noteholders. Prior to the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

            Section 17. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 13, 25 or 27 of this Agreement concerning the resignation of the Administrator, this Agreement may not be assigned by the Administrator.

            Section 18. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 19. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

            Section 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 22. Not Applicable to The Student Loan Corporation in Other Capacities. Nothing in this Agreement shall affect any obligation The Student Loan Corporation may have in any other capacity under any other Basic Documents.

            Section 23. Liability of Administrator; Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

            The Administrator shall indemnify, defend and hold harmless the Issuer the Eligible Lender Trustee, the Indenture Trustee, the Servicer, any Swap Counterparties and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

            The Administrator shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in, and subject to the limitations of, Section
7.05 of the Indenture.

            For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 25) as Administrator pursuant to Section 12 or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 13.

            Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

            Section 24. Merger or Consolidation of, or Assumption of the Obligations of, Administrator. Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than The Student Loan Corporation, executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time or both would become an Administrator Default, shall have occurred and be continuing and (iii) the Administrator shall have delivered to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties an Officers' Certificate or an Opinion of Counsel stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction.

            Section 25. Limitation on Liability of Administrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders, the Indenture Trustee, the Eligible Lender Trustee or any Swap Counterparties, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

            Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Trust in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Noteholders under the Indenture.

            Section 26. The Student Loan Corporation Not to Resign as Administrator. Subject to the provisions of Section 25, The Student Loan Corporation shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over The Student Loan Corporation or its properties. Notice of any such determination permitting the resignation of The Student Loan Corporation shall be communicated to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Indenture Trustee and any Swap Counterparties concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of The Student Loan Corporation in accordance with Section 13.

            Section 27. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, except as provided in subsection (b) hereof, this instrument has been countersigned by the Issuer and Bankers Trust Company not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Bankers Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

            (b) Notwithstanding any other provision in this Agreement or the other Basic Documents, nothing in this Agreement or the other Basic Documents shall be construed to limit the legal responsibility of the Eligible Lender Trustee or the Indenture Trustee, to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held by the Eligible Lender Trustee or the Indenture Trustee pursuant to, or to otherwise comply with their obligations under, the Higher Education Act or implementing regulations.

            Section 28. Third-Party Beneficiaries. The Noteholders and any Swap Counterparties are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were parties hereto; provided, however, that in the case of any Swap Counterparty, such right to enforcement and the right to provide consents or waivers pursuant to the provisions hereof or to take other actions as provided herein are conditioned upon its not being in default under its Swap Agreement.

            Section 29. Consents. With respect to any action to be taken hereunder that requires the consent of a party hereto or of the Owner Trustee or the Indenture Trustee, such consent shall not be unreasonably withheld, delayed or conditioned.


                        [Signatures Follow on Next Page]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       SLC STUDENT LOAN TRUST-I

                                       By: WILMINGTON TRUST COMPANY, not
                                           in its individual capacity but
                                           solely as Owner Trustee



                                           By: ________________________________
                                               Name:
                                               Title:


                                       THE STUDENT LOAN CORPORATION, as
                                           Administrator



                                       By: ____________________________________
                                           Name:
                                           Title:





            Acknowledged and Agreed by:


                                       WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Owner Trustee



                                       By: ____________________________________
                                           Name:
                                           Title:




                                       BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee


                                           By: ________________________________
                                               Name:
                                               Title:

                                POWER OF ATTORNEY



STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            KNOW ALL MEN BY THESE PRESENTS, Issuer and Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as eligible lender trustee ("Eligible Lender Trustee"), do hereby make, constitute and appoint The Student Loan Corporation, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Agents and Attorneys-in-Fact to execute on behalf of the Trust or the Eligible Lender Trustee all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Trust and the Eligible Lender Trustee to prepare, file or deliver pursuant to the Basic Documents (as defined in the Administration Agreement), including without limitation, to appear for and represent the Trust and the Eligible Lender Trustee in connection with the preparation, filing and audit of any federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Issuer or the Eligible Lender Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement dated as of ______ __, 2002, among the Trust, The Student Loan Corporation, as Administrator, and Bankers Trust Company, as Indenture Trustee, as such may be amended from time to time.

            All powers of attorney for this purpose heretofore filed or executed by Owner Trustee are hereby revoked.

EXECUTED as of the [_______] day of ______.


                                       SLC STUDENT LOAN TRUST-I

                                       By:  WILMINGTON TRUST COMPANY, not
                                            in its individual capacity but
                                            solely as Owner Trustee



                                            By: _______________________________
                                                Name:
                                                Title:


                                       BANKERS TRUST COMPANY, not in its
                                            individual capacity but solely as
                                            Eligible Lender Trustee



                                       By:  __________________________________
                                            Name:
                                            Title:



STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            Before me, the undersigned authority, on this day personally appeared [____________________________] known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person signed the same for the purposes and considerations therein expressed.

            GIVEN UNDER MY HAND AND SEAL OF OFFICE this [_____] day of [______].



                                 ______________________________________________
                                 Notary Public in and for the State of New York



                                 ______________________________________________
                                          Printed Name of Notary Public


                  [SEAL]



My commission expires:



______________________________

                                                                       EXHIBIT B

                         Form of Noteholders' Statement

                                    [To Come]

                                                                       EXHIBIT C

                             Form of Swap Agreements

                                    [To Come]

                                                                      APPENDIX A

                              DEFINITIONS AND USAGE

                                      Usage

            The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

            (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

            (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

            (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

            (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                   Definitions

                      [Remain subject to further revision]

            "Act" means the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

            ["Additional Fundings" means any withdrawals from the Prefunding Account for any of the purposes set forth in Section 2(f) of the Administration Agreement.]

            "Additional Guarantor" means a Federal Guarantor (other than an Initial Guarantor) of a Financed Student Loan (other than an Initial Financed Student Loan) which has entered into a guarantee agreement with the Eligible Lender Trustee.

            "Add-on Consolidation Loan" means a Student Loan, the principal balance of which is added to an existing Consolidation Loan within 180 days from the date that the existing Consolidation Loan was made, as required by the Higher Education Act.

            "Add-on Period" means the period starting on the Closing Date and ending on the date that is 90 days from the date that the last Consolidation Loan was transferred to the Trust.

            "Administration Agreement" means the Administration Agreement dated as of ____ _, 2002, among the Issuer, the Owner Trustee, the Administrator, the Eligible Lender Trustee and the Indenture Trustee.

            "Administration Fee" means [__________].

            "Administrator" means The Student Loan Corporation, a Delaware corporation, in its capacity as administrator of the Issuer and the Financed Student Loans.

            "Administrator Default" shall have the meaning set forth in Section 12 of the Administration Agreement.

            "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 2(b)(ii) of the Administration Agreement.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Authorized Officer" means (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Depositor, the Seller, the Servicer and the Administrator, any officer or other authorized representative of the Seller, the Servicer or the Administrator, respectively, who is authorized to act for the Depositor, the Seller, the Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and to be acted upon by the Depositor, the Seller, the Servicer or the Administrator, respectively, pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor, the Seller, the Servicer and the Administrator, respectively, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

            "Basic Documents" means the Trust Agreement, the Indenture, any Supplemental Indentures, the Loan Sale and Contribution Agreements, the Servicing Agreement, the Sub-Servicing Agreement, if any, the Administration Agreement, the Custody Agreement, the Guarantee Agreements, any Swap Agreement and other documents and certificates delivered in connection with any thereof.

            "Book-Entry Note" means a beneficial interest in the Senior Notes and the Subordinate Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

            "Borrower" means an individual who is the maker of a Borrower Note and who obtains a Student Loan from an "eligible lender" in accordance with the Higher Education Act and the policies and procedures of a Guarantor.

            "Borrower Note" means a promissory note of a Borrower for a Student Loan set forth on the appropriate form furnished by the Guarantor which Borrower Note meets the criteria set forth by the Higher Education Act and the policies and procedures of the Guarantor.

            "Business Day" means any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions or trust companies in the States of New York, Minnesota or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law, regulation or executive order to remain closed.

            "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

            "Certificate of Trust" means the Certificate of Trust in the form of Exhibit A to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

            "Closing Date" means the date of issuance of a series of Notes under the Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

            "Collateral" means the assets pledged as security under the Indenture.

            "Commission" means the Securities and Exchange Commission.

            "Consolidation Fee" means any Federal Origination Fee, Monthly Rebate Fee or similar fee payable to the Department relating to the origination or ownership of Consolidation Loans.

            "Consolidation Loan" means a Student Loan made pursuant to the Higher Education Act to consolidate the Borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loans.

            "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at [_______], Attention: [_______] (telephone:
[_______]; facsimile: [_______]) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at [_______] Attention: [_______] (telephone: [_______]; facsimile:
[_______]) or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Depositor.

            "Custodian" means Servicer or Subservicer in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

            "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

            "Deferral" means the period defined by the Higher Education Act and the policies of the related Guarantor during which a Borrower (in Repayment) is entitled to postpone making payments upon the submission of appropriate documentation.

            "Delivery" when used with respect to Trust Account Property means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

                  (i) transfer of possession thereof to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank;

            (b) with respect to a certificated security:

                  (i) delivery thereof in bearer form to the Indenture Trustee;
            or

                  (ii) delivery thereof in registered form to the Indenture
            Trustee; and

                        (A) the certificate is endorsed to the Indenture Trustee
                  or in blank by effective endorsement; or

                        (B) the certificate is registered in the name of the
                  Indenture Trustee, upon original issue or registration of transfer by the issuer;

            (c) with respect to an uncertificated security:

                  (i) the delivery of the uncertificated security to the
            Indenture Trustee; or

                  (ii) the issuer has agreed that it will comply with
            instructions originated by the Indenture Trustee without further consent by the registered owner;

            (d) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                  (i) a Federal Reserve Bank by book entry credits the
            book-entry security to the securities account (as defined in 31 CFR
            Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

                  (ii) the participant indicates by book entry that the
            book-entry security has been credited to the Indenture Trustee's securities account;

            (e) with respect to a security entitlement:

                  (i) the Indenture Trustee becomes the entitlement holder; or

                  (ii) the securities intermediary has agreed that it will
            comply with entitlement orders originated by the Indenture Trustee;

            (f) without further consent by the entitlement holder; for the purpose of clauses (b) and (c) hereof "delivery" means:

                  (i) with respect to a certificated security:

                        (A) the Indenture Trustee acquires possession thereof;

                        (B) another person (other than a securities
                  intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

                        (C) a securities intermediary acting on behalf of the
                  Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

                  (ii) with respect to an uncertificated security:

                        (A) the issuer registers the Indenture Trustee as the
                  registered owner, upon original issue or registration of transfer; or

                        (B) another person (other than a securities
                  intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

            (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

                  (i) "certificated security"

                  (ii) "effective endorsement"

                  (iii) "entitlement holder"

                  (iv) "instrument"

                  (v)"securities account"

                  (vi) "securities entitlement"

                  (vii) "securities intermediary"

                  (viii) "uncertificated security"

            (h) in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

            "Department" means the United States Department of Education, an agency of the Federal government.

            "Depositor" means SLC Student Loan Receivable I, Inc.

            "Determination Date" means, with respect to any Monthly Payment Date, the [third] Business Day preceding such Monthly Payment Date.

            "Educational Institution" means any institution of higher education that participates in the guaranteed loan programs authorized by Title IV of the Higher Education Act and which is deemed eligible by a Guarantor to participate in such Guarantor's program.

            "Eligible Deposit Account" means either (a) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating, a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each rating agency.

            "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Monthly Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

            (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

            (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

            (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

            (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

            (g) any other investment permitted by each of the Rating Agencies as set forth in a writing delivered to the Indenture Trustee.

            No obligation will be considered to be rated in the highest investment category if it has an "r" highlighter affixed to its rating.

            Fitch shall be considered to be a "Rating Agency" for the purpose of assessing the eligibility hereunder of any investment pursuant to clause (b),
(c), (d), (e), and (f) only if Fitch is providing a rating which can be used, pursuant to the terms of the applicable clause, to assess such investment.

            "Eligible Lender Trustee" means Bankers Trust Company, a New York banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Eligible Lender Trust Agreement.

            "Event of Default" has the meaning specified in Section 6.01 of the Indenture.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Federal Guarantor" means a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the Financed Student Loans, which agency is reinsured by the Department under the Higher Education Act for between (x) 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993 but prior to October 1, 1998 any (y) 75% to 95% of the amount of default claims paid to by such Federal Guarantor for a given federal fiscal year for loans disbursed on or after October 1, 1998 and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

            "Financed Student Loans" means (1) Student Loans that, as of any date of determination, have been conveyed to the Issuer; (2) any Student Loans that the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan; and (3) any Qualified Substitute Student Loans conveyed to the Issuer as provided in Section 6 of the Loan Sale and Contribution Agreement.

            "Fitch" means Fitch, Inc. or any successor thereto.

            "Grace" means the initial period following reduction by the student Borrower to less than the minimum course load required by the Higher Education Act, during which the student Borrower is not required to make payments on the principal amount of the Borrower Note(s).

             "Guarantee Agreement" means each agreement to guarantee Student Loans entered into by the Eligible Lender Trustee on behalf of the Trust with a Guarantor.

            "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

            "Guarantor" means the Initial Guarantors and any Additional Guarantors.

            "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

            "Indenture" means the Indenture dated as of [____], 2002, among the Issuer, the Eligible Lender Trustee and the Indenture Trustee, as amended and supplemented from time to time.

            "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

            "Indenture Trustee" means Bankers Trust Company, a New York banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

            "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or
(b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

            "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

            "Issuer" means SLC Student Loan Trust-I, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

            "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

            "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Student Loan by operation of law as a result of any act or omission by the related Obligor.

            "Loan Sale and Contribution Agreement" means the agreement dated as of ______ __, 2002 among the Seller, the Depositor and the Eligible Lender Trustee; and the separate agreement dated as of ______ __, 2002 among the Depositor, the Eligible Trustee and the Issuer.

            "Monthly Payment Date" means the [twenty-eighth] day of each month (or, if any such date is not a Business Day, on the next succeeding Business
Day) commencing [_______].

            "Moody's" means Moody's Investors Service, Inc.

            "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

            "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

            "Noteholder" means the Person in whose name a Note is registered.

            "Notes" means, collectively, the Senior and the Subordinate Notes.

            "Obligor" on a Student Loan means the borrower or co-borrowers of such Student Loan and any other Person who owes payments in respect of such Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

            "Officers' Certificate" means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section [___] of the Indenture, and delivered to the Indenture Trustee and (ii) in the case of the Seller, the Servicer or the Administrator, a certificate signed by any two Authorized Officers of the Seller, the Servicer or the Administrator, as appropriate.

            "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and shall be in form and substance satisfactory to the Indenture Trustee and (ii) with respect to the Seller, the Administrator, the Servicer or a Federal Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Servicer or such Federal Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable.

             "Outstanding Amount" or "Outstanding" means the aggregate principal amount of all Notes Outstanding at the date of determination.

            "Owner Trustee" means the Wilmington Trust Company.

            "Person" means any individual, corporation, estate, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "Program Expenses"  [      ]

            "Qualified Substitute Student Loan" means a Student Loan that (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the related disqualified Student Loan for which it is to be substituted, and (ii) will not, at any level of such interest rate index, have an interest rate that is less than that of such disqualified Student Loan.

            "Rating Agency" means Moody's, S&P and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

            "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of the Notes.

            "Record Date" means, with respect to a Monthly Payment Date the close of business on the [twenty-seventh] day of the calendar month in which such Monthly Payment Date occurs (whether or not such date is a Business Day).

            "Repayment" means the period of time during which a Borrower is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Borrower Note(s) executed by such Borrower.

            "Reserve Fund" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

             "Revenue Fund" as defined in Section 2(c) of the Administration Agreement.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Secretary" means the Secretary of the Department, or any predecessor or successor to the functions thereof under the Higher Education Act.

            "Securities Act" means the federal Securities Act of 1933, as amended.

            "Seller" means The Student Loan Corporation, in its capacity as seller of the Financed Student Loans under the Loan Sale and Contribution Agreement (Seller to Depositor).

            "Senior Notes" means all series of Class A Notes issued pursuant to the Indenture.

            "Servicer" means The Student Loan Corporation, in its capacity as servicer of the Financed Student Loans or any permitted successor Servicer, under the Servicer Agreement..

            "Servicer Default" means an event specified in Section 10 of the Servicing Agreement.

            "Servicing Agreement" means the Servicing Agreement dated as of [_______], among the Issuer, the Servicer, the Depositor and the Eligible Lender Trustee.

            "Servicing Fee" has the meaning specified in Section 3.06 of the Servicing Agreement.

            "Special Allowance Monthly Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

            "Student Loan" means an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and guaranteed in accordance with the policies and procedures of the Guarantor.

            "Subordinate Note" means all the series of Class B Note issued pursuant to the Indenture.

            "Subordinate Noteholder" means the Noteholder of a Subordinate Note.

            "Subservicer" means any subservicer appointed in accordance with the Servicing Agreement.

            "Subservicing Agreement" means any agreement entered into between the Servicer and a Subservicer containing the terms under which the Subservicer shall service, and otherwise act with respect to, all or certain of the Financed Student Loans.

            "Supplemental Indenture" means an agreement supplemental to the Indenture, executed pursuant to Article VIII of the Indenture.

            "Swap Agreement" means any interest rate swap agreement, entered into by the Trust with a Swap Counterparty document according to a 1992 ISDA Master Agreement (or any subsequent version substantially in the same form as the 1992 version) (Multicurrency-Cross Border) and any replacement Swap Agreement in accordance with the Basic Documents.

            "Swap Counterparty" means any swap counterparty appointed in accordance with the terms of a Swap Agreement.

            "Termination Event" has the meaning specified in each Swap Agreement, if any.

            "Termination Payment" has the meaning specified in each Swap Agreement, if any.

            "Transfer Date" means the day fixed for the transfer of any Student Loans by the Depositor to the Issuer pursuant to Loan Sale and Contribution Agreement.

            "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "Trust" means the Issuer, established pursuant to the Trust
Agreement.

            ["Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Fund and the Revenue Fund and all proceeds of the foregoing.]

            "Trust Accounts" has the meaning specified in Section 2(c) of the Administration Agreement.

            "Trust Agreement" means the Trust Agreement dated as of ______ __, 2002, between the Depositor and the Owner Trustee.

            ["Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Section 2 of the Loan Sale and Contribution Agreement all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Loan Sale and Contribution Agreement, the Servicing Agreement and the Administration Agreement.]

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

            "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.